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                                                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to use of our report dated February 8, 2000, with respect to the consolidated financial statements and financial statements schedule of ACT Teleconferencing, Inc. included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of ACT Teleconferencing, Inc. for the registration of 800,000 shares of common stock and 400,000 warrants.


                                            ERNST & YOUNG LLP


Denver, Colorado
May 25, 2000